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                    AMENDED AND RESTATED PUT OPTION AGREEMENT

                                 by and between

                                   JOHN RALLIS

                                       and

                        '21' INTERNATIONAL HOLDINGS, INC.

                          Dated as of December 14, 1993

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                   AMENDED AND RESTATED PUT OPTION AGREEMENT

      THIS AMENDED AND RESTATED PUT OPTION AGREEMENT (this "Agreement"), dated as of December 14, 1993, is by and between John Rallis, an individual ("Rallis"), and '21' International Holdings, Inc., a Delaware corporation ("TIHI").

                             PRELIMINARY STATEMENTS
                             ----------------------

      A. Pursuant to (i) the Exchange Agreement Regarding Admission of Limited Partner and Put Option dated as of May 1, 1993 by and among Rallis, Pegasus Properties, a California limited partnership, Foamex L.P., a Delaware limited partnership (the "Partnership"), and TIHI and (ii) the Third Amended and Restated Agreement of Limited Partnership of Foamex L.P. dated as of October 13, 1992 by and among Recticel Foam Corporation, a Delaware corporation, '21' Foam Corporation, Inc., a Delaware corporation, TIHI, FCD Sub, Inc., a Delaware corporation, Marely I s.a., a societe anonyme organized under the laws of France, and DLJ Funding, Inc., a Delaware corporation (as amended by the First Amendment thereto as of March 11, 1993 and the Second Amendment thereto (to which Rallis is a party) as of May 6, 1993), (the "Third Restated Partnership Agreement"), (x) Rallis was admitted as a limited partner of the Partnership and the Partnership issued to Rallis a limited partner interest (the "Rallis Limited Partnership Interest") in the Partnership and (y) TIHI and Rallis entered into the Put Option Agreement dated as of May 6, 1993 (the "Put Option Agreement"), pursuant to which TIHI granted to Rallis the right and option, in certain circumstances, to sell the Rallis Limited Partnership Interest to TIHI.

      B. Rallis, the Partnership, Foamex International Inc., a Delaware corporation (the "Company"), and TIHI have entered into the 1993 Rallis
Master Agreement dated as of November 4, 1993 (the "1993 Rallis Master Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the 1993 Rallis Master Agreement.

      C. Pursuant to the terms of the 1993 Rallis Master Agreement and the Rallis Exchange Agreement, Rallis has been issued on the date hereof 308,813 shares (the "Rallis Shares") of the voting common stock of the Company, par value $.01 per share (the "Common Stock"), in exchange for a portion of the Rallis Limited Partnership Interest.

      D. Pursuant to the terms of the 1993 Rallis Master Agreement, TIHI and Rallis are required to enter into this Agreement pursuant to which TIHI and Rallis have substituted the right and option of Rallis to sell to TIHI all of the Rallis Shares for $7,500,000, or any portion of the Rallis Shares for a pro rata portion of $7,500,000, for the right and option granted to Rallis by TIHI in the Put Option Agreement.

     Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, covenants and conditions set forth herein, in the 1993 Rallis Master Agreement and the Rallis Closing Agreements, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             STATEMENT OF AGREEMENT
                             ----------------------

Section 1.  Right and Option.
            ----------------

      (a) Put Option. As a result of the exchange by Rallis of a portion of the Rallis Limited Partnership Interest for the Rallis Shares and the requirement of the 1993 Rallis Master Agreement that Rallis and TIHI substitute the right and option of Rallis to sell to TIHI all of the Rallis Shares for $7,500,000, or any portion of the Rallis Shares for a pro rata portion of $7,500,000, for the right and option granted to Rallis by TIHI in the Put Option Agreement, TIHI and Rallis hereby agree that, subject to the terms of Section 5 below, Rallis has an irrevocable right and option to cause TIHI to purchase all or a portion of the Rallis Shares, but only the Rallis Shares, from Rallis in the manner and at the purchase price set forth in subsection (d) below (the "Put Option").

      (b) Exercise Period. Subject to the terms of Section 5 below, and subject to suspension of such exercise period due to the right of the Company to reasonably require its officers to enter into standstill agreements in connection with its securities offerings (a "Standstill Agreement"), the Put Option may be exercised, in whole or in part, by Rallis at any time during the period commencing on May 6, 1998 and ending August 4, 1998. In the event that Rallis is subject to a Standstill Agreement during the exercise period referenced above, the period shall be extended for the time that such period was suspended due to such Standstill Agreement.

      (c) Exercise Notice. In the event that at any time Rallis wishes to exercise the Put Option in whole, or from time to time in part, Rallis shall send a written notice to TIHI (an "Exercise Notice"), which notice shall (i) state that Rallis wishes to cause TIHI to purchase all or a portion of the Rallis Shares from Rallis in accordance with the terms and conditions contained herein, (ii) state the number of Rallis Shares which Rallis wishes to cause TIHI to purchase and (iii) specify a date (a "Put Closing Date") which is not later than 20 business days and not earlier than ten business days from the date such notice is received for the closing of such sale (a "Put Closing").


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

      (d) Exercise Price. On each Put Closing Date, TIHI shall pay to Rallis, by wire transfer in immediately available funds to an account previously designated by Rallis in the Exercise Notice an amount equal to the product of (i) $24.29 (the "Per Share Exercise Price") multiplied by (ii) the number of Rallis Shares stated in the Exercise Notice. In the event of any reorganization, recapitalization, split, merger, stock split, stock dividend, combination or exchange of shares of Common Stock, issuance of other securities in exchange for Common Stock or any other change in the outstanding securities of the Company that results in a change in the number or the kind of shares of Common Stock or securities convertible into Common Stock, the Per Share Exercise Price shall be adjusted so that the total amount of consideration to be paid by TIHI to Rallis upon any exercise of the Put Option, in whole or in part, is identical to the total amount of consideration that would have been paid if such event had not occurred.

      Section 2. Put Closing. Each Put Closing shall occur on the Put Closing Date at TIHI's principal office located at 153 E. 53rd Street, Suite 5900, New York, New York 10022, or at such other place as shall be mutually agreed upon by TIHI and Rallis.

      Section 3. Conditions to Each Put Closing. Rallis' right to exercise the Put Option in whole at any time and in part from time to time, and TIHI's obligation to purchase the number of Rallis Shares stated in the Exercise Notice, are subject to the satisfaction or, unless prohibited by law, the waiver by TIHI at or before each such Put Closing of each of the following conditions:

      (a) No Injunction. On each Put Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction or governmental, regulatory or administrative agency or commission which restrains, enjoins or otherwise prohibits the exercise of the Put Option or TIHI's obligation to purchase the number of Rallis Shares stated in the Exercise Notice (an "Injunction"); provided, however, that in the event of an Injunction that is not permanent, the Put Closing Date shall be re-scheduled to occur five business days after the termination of such injunction.

      (b) No Violation. On each Put Closing Date, the consummation of the transactions contemplated by this Agreement and the Exercise Notice shall not conflict with, nor constitute a default (or event or condition which, with notice or lapse of time or both, would constitute a default) under, nor result in the termination or acceleration of, nor result in the creation or imposition of any lien or encumbrance under, any agreement to which Rallis is a party or which by Rallis may be bound or subject, nor violate any statutes,


                                       3

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orders, rules or regulations promulgated by any  governmental body (including, but not limited to, those relating to the purchase and sale of securities).

      (c) Deliveries by Rallis. At each Put Closing, Rallis shall have delivered to TIHI the following:

            (i)   One or more Foamex  International  Inc.  Common  Stock
      Certificates issued by the Company to Rallis evidencing Rallis' ownership of the number of Rallis Shares stated in the Exercise Notice, together with such duly executed stock powers, assignments, opinions of counsel and instruments of conveyance and transfer, and in such form, as reasonably deemed necessary by TIHI, the Company and the transfer agent for the Common Stock, and each of their respective counsels, in order to (x) vest in TIHI all of Rallis' right, title and interest in and to such Rallis Shares, (y) effect a transfer of such Rallis Shares to TIHI on the stock record books of the Company, and (z) comply with the requirements of any applicable federal or state securities laws; and

            (ii) A certificate, dated as of the Put Closing Date and executed by Rallis, certifying that as of the Put Closing Date
      (x) Rallis has good, valid and marketable title to the Rallis Shares to be transferred, and has the right to sell, assign and transfer such Rallis Shares, free and clear of any claims, liens, encumbrances, security interests, restrictions or adverse claims of any kind and nature whatsoever and that no Consents are required of any Person for Rallis to sell, assign and transfer such Rallis Shares to TIHI upon exercise of the Put Option, (y) there are no outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to which Rallis (or his permitted transferee) is a party that provide for the purchase or other acquisition of such Rallis Shares and (z) the conditions contained in subsections (a) and (b) of Section 3 hereof are satisfied.

      Section 4. Rallis Shares Exclusively. The Put Option is limited solely and exclusively to the Rallis Shares and (other than as contemplated in this Section 4) shall in no event, under any circumstances be deemed to apply to any other shares of Common Stock acquired or held by Rallis, whether prior to or after the date hereof; provided, however, that in the event that the Company, at any time or from time to time after the date of this Agreement, issues shares of Common Stock as a stock dividend upon outstanding shares of Common Stock or subdivides (by any stock split, reorganization, reclassification, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of shares of Common Stock which, immediately prior to such issuance or subdivision, are deemed to be Rallis Shares under this Agreement will be proporrtionately increased provided, further, that in the event that the Company, at any time or from time to time after the date of this Agreement, combines (by reverse
stock  split,   reclassification   or  otherwise)  its outstanding  shares  of
Common Stock into a smaller number of shares of Common Stock, the number of shares of Common Stock which, immediately prior to suchcombination, are deemed to be Rallis Shares under this Agreement will be proportionately decreased and; provided, further, that in the event that the Company, at any time or from time to time after the date of this Agreement, consummates a merger, acquisition, consolidation or reorganization whereby the Common Stock of the Company is converted into shares of equity stock or other securities of the Company or another entity, then such equity stock or other securities received by Rallis in exchange for the Rallis Shares shall be deemed to be Rallis Shares for the purposes of this Agreement, and shall be subject to the Put Option.

      Section 5. Automatic Termination Upon Certain Transfers. In the event that any of the Rallis shares are sold, exchanged, transferred or otherwise disposed of by Rallis to any Person other than as provided herein, the Put Option with respect to such transferred Rallis Shares shall immediately, and without further action on the part of any party, terminate. For purposes of this Section 5, the transfer by Rallis of any Rallis Shares (a) to a revocable trust for the benefit of Rallis or any member of the Rallis family,
(b) to any member of the Rallis family, or (c) one or more public charities or one or more private foundations shall not be deemed a transfer or other disposition of the Rallis Shares.

      Section 6. Representations and Warranties of Rallis. Rallis represents and warrants to TIHI that (a) Rallis is the legal and beneficial owner of the Rallis Shares; (b) Rallis has all requisite legal capacity to enter into, execute and deliver this Agreement and to perform his obligations hereunder; and (c) this Agreement has been duly executed and delivered by Rallis and is a valid and binding obligation of Rallis, enforceable against Rallis in accordance with its terms.

      Section 7. Representations and Warranties of TIHI. TIHI represents and warrants to Rallis that (a) TIHI has all requisite power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder; and (b) this Agreement has been duly executed and delivered by TIHI and is a valid and binding obligation of TIHI, enforceable against TIHI in accordance with its terms.

      Section 8. Covenant of Rallis. Immediately upon the occurrence of any sale, transfer, exchange or other disposition of all or any portion of the Rallis Shares, Rallis shall notify TIHI, in the manner provided in Section 18


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

hereof, of the number of Rallis Shares so transferred and the remaining number of Rallis Shares, if any, which are still held by Rallis.

      Section 9. Termination. This Agreement shall terminate upon the expiration of the exercise period referenced in Section 1(b) hereof, or if the Put Option is timely exercised, on the Put Closing Date upon which TIHI purchases the last of the Rallis Shares owned by Rallis, whichever shall occur first.

      Section 10. Further Assurances. From time to time upon request and without further consideration, each of Rallis and TIHI shall, and shall cause its subsidiaries and affiliates to, execute, deliver and acknowledge all such further instruments and do such further acts as any other party hereto may reasonably require to evidence or effectuate more effectively the transactions contemplated by this Agreement.

      Section 11. Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

      Section 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      Section 13. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any alleged breach hereof, shall be settled by arbitration. The parties hereto agree that any such controversy shall be submitted to three arbitrators in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. The arbitrators shall be governed by and shall apply the substantive laws of the State of New York in making their determination and their ruling shall be binding and conclusive  upon the parties hereto.  Any arbitration  shall occur in New York
City.

      Section 14. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to the other party hereto within ten business days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

      Section 15. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by either party hereto without the prior written consent of the other party hereto, and any attempt to do so without obtaining the required consent of the other party hereto shall be void; provided, however, that in the event that Rallis transfers all or a portion of the Rallis shares to (a) a revocable trust for the benefit of Rallis or any member of the Rallis family, (b) any member of the Rallis family, or (c) one or more public charities or one or more private foundations, and such transferee agrees to become a party to this Agreement, Rallis may assign in connection with such transfer a portion of the Put Option equal to the portion of the Rallis Shares so transferred, provided that Rallis must give notification of such transfer to TIHI pursuant to Section 18, and upon such assignment, Rallis' rights pursuant to this Agreement to the extent assigned shall be terminated and the transferee of such rights shall be deemed to be a party to this Agreement.

      Section 16. Entire Agreement. This Agreement contains all of the terms of the understanding of the parties hereto with respect to the subject matter hereof.

      Section 17. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      Section 18. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly given when personally or actually delivered or on the date of receipt or refusal indicated on the return receipt if mailed (registered or certified mail, postage prepaid, return receipt requested), sent by express courier service, or when transmitted by facsimile transmission to the addresses/facsimile numbers set forth on the signature pages hereto or to such other addressee/facsimile number as either party hereto shall designate from time to time in writing in accordance with the provisions hereof to the other party hereto as the proper address/facsimile number to which such notices and communications shall be sent.

      Section 19. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be

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construed as if  not  containing  the provision held  to be invalid,  and  the rights and obligations of the parties shall be construed and enforced accordingly.

      Section  20.   Survival  of   Representations   and   Warranties.   Each
representation and warranty made by the parties hereto shall survive any investigation made by or on behalf of any party hereto and shall survive the Put Closing indefinitely.

      Section 21. Headings. The headings used herein are for convenience of reference only, are not a part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, any provision of this Agreement.

      The remainder of this page is intentionally left blank.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or their duly authorized officers, directors or representatives as of the date first above written.

                           JOHN RALLIS

                           Address:    3501 Jamboree Road
                                       Suite 4000
                                       Newport Beach, California 92660
                                       telephone:     (714) 509-2972
                                       facsimile:     (714) 509-5075

                           /s/ John Rallis
                           ---------------------------------------------
                           John Rallis

                           '21' INTERNATIONAL HOLDINGS, INC.

                           Address:    153 East 53rd Street
                                       Suite 5900
                                       New York, NY 10022
                                       telephone:     (212) 230-0400
                                       facsimile:     (212) 593-1363

                           By:/s/ Philip N. Smith, Jr.
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